================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                 _____________

                                   FORM 8-K/A
                                 _____________

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): January 12, 2000



                                  MAPICS, Inc.
             (Exact name of registrant as specified in its charter)



        Georgia                                         000-18674                            04-2711580
(State or other jurisdiction                     (Commission File Number)          (IRS Employer Identification No.)
     of incorporation)



                   1000 Windward Concourse Parkway, Suite 100
                           Alpharetta, Georgia 30005
                    (Address of Principal Executive Offices)

                                  678-319-8000
              (Registrant's telephone number, including area code)

================================================================================

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         This Current Report on Form 8-K/A is filed to amend our Current Report on Form 8-K dated January 12, 2000 pursuant to Item 7(a)(4) and Item 7(b)(2) of Form 8-K.

     (a) Financial Statements of Business Acquired

     The following unaudited interim financial statements of Pivotpoint, Inc. ("Pivotpoint") are included in this Report:

               Unaudited Consolidated Balance Sheet as of December 31, 1999

               Unaudited Consolidated Statement of Operations for the year ended December 31, 1999

               Unaudited Consolidated Statement of Cash Flows for the year ended December 31, 1999

               Unaudited Consolidated Statement of Stockholders' Deficit for
                 the year ended December 31, 1999

               Notes to Unaudited Consolidated Financial Statements

     The following audited financial statements of Pivotpoint are included in this Report:

               Report of Independent Accountants

               Consolidated Balance Sheets as of December 31, 1998 and 1997

               Consolidated Statements of Operations for the years ended
                 December 31, 1998 and 1997

               Consolidated Statements of Cash Flows for the years ended
                 December 31, 1998 and 1997

               Consolidated Statements of Stockholders' Deficit for the years ended December 31, 1998 and 1997

               Notes to Consolidated Financial Statements

     (b) Pro Forma Financial Information

   The following unaudited pro forma financial information of MAPICS, Inc. ("MAPICS") is included in this Report:

               Basis of Presentation

               Unaudited Pro Forma Condensed Combined Balance Sheet as of
                 December 31, 1999

               Unaudited Pro Forma Condensed Combined Statement of Operations
                 for the three months ended December 31, 1999

               Unaudited Pro Forma Condensed Combined Statement of Operations
                 for the year ended September 30, 1999

               Notes to Unaudited Pro Forma Condensed Combined Financial
                 Information

     (c) Exhibits

         The following exhibits were filed with our Current Report on Form 8-K dated January 12, 2000 or are filed with this Report:

          2.1 Agreement and Plan of Merger dated as of December 15, 1999, by and among MAPICS, Inc., MAPICS Merger Corp., and Pivotpoint, Inc. (incorporated herein by reference to Exhibit 2.2 to MAPICS, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 1999).

          2.2 List of omitted schedules and exhibits to the Agreement and Plan of Merger filed as Exhibit 2.1 to this Report. We agree to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

Pivotpoint, Inc.
Consolidated Financial Statements
For the Year Ended December 31, 1999

Pivotpoint, Inc.
Consolidated Balance Sheet (Unaudited)
December 31, 1999
--------------------------------------------------------------------------------

Assets
Current assets:
   Cash and cash equivalents                                                                 $  2,447,689
   Accounts receivable, net of allowance for doubtful accounts of $444,180                      2,823,761
   Other current assets                                                                           311,721
                                                                                             ------------
                    Total current assets                                                        5,583,171

Fixed assets, net                                                                                 688,226
Goodwill, net                                                                                   6,914,953
Other assets, net                                                                                 127,818
                                                                                             ------------

                    Total assets                                                             $ 13,314,168
                                                                                             ------------

Liabilities and Stockholders' Deficit
Current liabilities:
   Current portion of long-term debt                                                         $  7,741,501
   Current portion of amount due for purchases of Company                                         300,000
   Accounts payable                                                                             1,692,607
   Accrued compensation                                                                         1,239,420
   Other accrued expenses                                                                       3,078,064
   Interest payable                                                                             1,878,508
   Deferred revenue                                                                             6,936,160
                                                                                             ------------

                    Total current liabilities                                                  22,866,260

Series B Redeemable Preferred Stock, $0.01 par value; 31,849 shares authorized;
   31,849 shares issued and outstanding ($34,072,641 liquidation preference at
   December 31, 1999)                                                                          35,641,377
Series A Convertible Participating Preferred Stock, $0.01 par value; 161,000 shares authorized, 161,000 shares issued and outstanding ($19,290,514
   liquidation preference at December 31, 1999)                                                15,613,532
Series C Convertible Preferred Stock, $0.01 par value; 552,126 shares authorized; 552,126 shares issued and outstanding ($2,837,928 liquidation
   preference at December 31, 1999)                                                             2,837,928

Stockholders' deficit:
   Undesignated preferred stock, $0.01 par value; 255,025 authorized; none
     issued and outstanding                                                                             -
   Common stock, $0.01 par value; 21,500,000 shares authorized, 3,250,404
     shares issued and outstanding                                                                 32,504
   Additional paid-in capital                                                                   1,093,209
   Accumulated deficit                                                                        (64,770,642)
                                                                                              -----------

                    Total stockholders' deficit                                               (63,644,929)
                                                                                             ------------

                    Total liabilities and stockholders' deficit                              $ 13,314,168
                                                                                             ------------

  The accompanying notes are an integral part of these consolidated financial statements.

Pivotpoint, Inc.
Consolidated Statement of Operations (Unaudited)
For the Year Ended December 31, 1999
--------------------------------------------------------------------------------

Revenues:
  Software licenses                                                   $    6,568,033
  Services                                                                16,527,458
  Other                                                                    1,081,320
                                                                      --------------
     Total revenues                                                       24,176,811

Costs of revenues:
  Costs of software licenses                                               1,378,357
  Costs of services                                                        9,460,792
  Costs of other                                                             904,144
                                                                      --------------
     Total costs of revenues                                              11,743,293
                                                                      --------------
Gross margin                                                              12,433,518

Operating expenses:
  Research and development                                                 3,061,411
  Selling and marketing                                                    5,349,702
  General and administrative                                               2,049,421
                                                                      --------------
     Total operating expenses                                             10,460,534
                                                                      --------------
Income from operations                                                     1,972,984

Interest income                                                              184,771
Interest expense                                                          (4,292,380)
                                                                      --------------
     Loss before provision for income taxes                               (2,134,625)

Provision for income taxes                                                         -
                                                                      --------------
Net loss                                                                  (2,134,625)

Accretion on preferred stock                                               1,630,896
                                                                      --------------
Net loss attributable to common shareholders                          $   (3,765,521)
                                                                      ==============

  The accompanying notes are an integral part of these consolidated financial statements.

Pivotpoint, Inc.
Consolidated Statement of Cash Flows (Unaudited)
For the Year Ended December 31, 1999
-------------------------------------------------------------------------------

Cash flows from operating activities:
  Net loss                                                                               $  (2,134,625)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation and amortization                                                              674,630
    Changes in operating assets and liabilities, net of acquired companies:
      Decrease in accounts receivable                                                          673,113
      (Increase) in other current assets                                                      (186,278)
      Increase in accounts payable                                                             270,566
      (Decrease) in accrued compensation                                                       (17,525)
      (Decrease) in other accrued expenses                                                    (576,012)
      Increase in interest payable                                                           3,760,683
      Increase in deferred revenue                                                             129,024
                                                                                         -------------
      Net cash provided by operating activities                                              2,593,576
                                                                                         -------------
Cash flows from investing activities:
  Purchases of fixed assets                                                                   (388,007)
  Payments related to acquisitions                                                          (1,246,747)
                                                                                         -------------
      Net cash used in investing activities                                                 (1,634,754)
                                                                                         -------------
Cash flows from financing activities:
  Payments on debt                                                                          (3,481,329)
  Proceeds from the exercise of stock options                                                   35,503
                                                                                         -------------
      Net cash used in financing activities                                                 (3,445,826)
                                                                                         -------------
(Decrease) in cash and cash equivalents                                                     (2,487,004)

Cash and cash equivalents, beginning of year                                                 4,934,693
                                                                                         -------------
Cash and cash equivalents, end of year                                                   $   2,447,689
                                                                                         =============
Supplemental disclosures of cash flow information:
  Income taxes paid                                                                      $           -
  Interest paid                                                                          $     395,879

Supplemental disclosure of noncash investing and financing activities:
  Accretion to redemption value of Series A Convertible Participating
   Preferred Stock                                                                       $   1,504,977
  Issuance of Series B Redeemable Preferred Stock in exchange for debt,
   interest and dividends                                                                $  35,515,458
  Accretion to redemption value of Series B Redeemable Preferred Stock                   $     125,919
  Issuance of Series C Convertible Preferred Stock for purchase of acquired
   companies                                                                             $   2,837,928
  Issuance of common stock for purchase of acquired companies                            $   1,154,252
  Issuance of a note for purchase of acquired companies                                  $     300,000

  The accompanying notes are an integral part of these consolidated financial statements.

Pivotpoint, Inc.
Consolidated Statement of Stockholders' Deficit (Unaudited)
For the Year Ended December 31, 1999
--------------------------------------------------------------------------------

                                                                   Common stock         Additional
                                                               Number of        Par      paid-in       Accumulated     Stockholders'
                                                                shares         value     capital         deficit          deficit
Balance at December 31, 1998                                   2,060,212    $  20,602   $         -    $(61,153,006)   $(61,132,404)

Exercise of common stock options                                  35,940          359        35,144                          35,503

Acquisition of Sofwave, Inc.                                      50,000          500        49,500                          50,000

Accretion to redemption value of
Series A Convertible Participating
Preferred Stock                                                                             (84,644)     (1,420,333)     (1,504,977)

Compensation expense related to issuance of
stock options                                                                                63,241                          63,241

Accretion to redemption value of
Series B Redeemable Preferred Stock                                                         (63,241)        (62,678)       (125,919)


Issuance of common stock in acquisition of Thru-Put
 Technologies, Inc.                                            1,104,252       11,043     1,093,209                       1,104,252

Net loss                                                                                                 (2,134,625)     (2,134,625)
                                                               ---------    ---------   -----------    ------------    ------------
Balance at December 31, 1999                                   3,250,404    $  32,504   $ 1,093,209    $(64,770,642)   $(63,644,929)
                                                               =========    =========   ===========    ============    ============

  The accompanying notes are an integral part of these consolidated financial statements.

Pivotpoint, Inc.
Notes to Consolidated Financial Statements (Unaudited)
--------------------------------------------------------------------------------

A.   Basis of Presentation

     The accompanying unaudited consolidated financial statements of Pivotpoint, Inc. and its subsidiaries (the "Company") have been prepared in accordance with generally accepted accounting principles. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included. For further information, refer to the audited consolidated financial statements of the Company for the year ended December 31, 1998.


B.   Recapitalization and Debt

     On December 2, 1999, the Company completed an Exchange Agreement with certain holders of the Company's Subordinated Promissory Notes (the "Notes") who are also holders of all of the Series A Convertible Participating Preferred Stock (collectively the "Investors") and the founders of the Company, who hold the remaining balance of the Notes (the "Founders"). Under this agreement, the Investors agreed to exchange all of their outstanding Notes, which aggregated $16,100,000, accrued interest on the Notes and accreted dividends on the Series A Convertible Preferred Stock for 28,920.118 shares of Series B Redeemable Preferred Stock. Also, the Founders agreed to exchange all of their outstanding Notes, which aggregated $2,000,000, and accrued interest on the Notes for 2,928.552 shares of Series B Redeemable Preferred Stock. No gain or loss was recorded in connection with this exchange.

     During 1999, the Company extended its forbearance agreement related to its term loan with a bank. The latest agreement extended the forbearance period to December 1, 2000. The interest rate on the outstanding debt was modified to equal the LIBOR rate plus three percent. Principal payments are required to be made quarterly in four equal payments beginning on March 1, 2000. Under this extension, the Company is subject to a late fee of $170,000, which will be waived by the Lender upon satisfactory execution of this agreement. This extension further provided consent for the recapitalization of the Company and the acquisition of Thru-Put Technologies, Inc. in 1999. The outstanding balance of the Term Loan at December 31, 1999 of $2,720,000 has been classified as a current liability.


C.   Acquisitions

     In accordance with an Asset Purchase Agreement dated October 18, 1999, the Company acquired certain assets and assumed certain liabilities of Sofwave, Inc. ("Sofwave"), a North Carolina corporation specializing in software packages providing maintenance, calibration, and facility management, in exchange for $470,000 in cash, to be paid over one year, and 50,000 shares of the Company's common stock. The Company determined the fair value of the common stock to be $1.00 per share.

     The Company accounted for the Sofwave transaction, which was completed on November 1, 1999, under the purchase method of accounting. Accordingly, the purchase price was allocated based on the estimated fair value of assets purchased and liabilities assumed upon acquisition. The excess of cost over the fair value of net assets acquired (goodwill) of $520,000 is being amortized over the estimated useful life of three years on a straight-line basis. The Company's results of operations include the operating results of Sofwave from November 1, 1999 to December 31, 1999. Pro forma results for this transaction are not required.

Pivotpoint, Inc.
Notes to Consolidated Financial Statements (Unaudited)
--------------------------------------------------------------------------------

     In accordance with a Purchase and Sale Agreement dated December 7, 1999, the Company acquired certain assets and assumed certain liabilities of Thru-Put Technologies, Inc. ("Thru-Put"), a California corporation which designs, develops and markets software products for the manufacturing industry, in exchange for 1,104,252 shares of the Company's common stock and 552,126 shares of the Company's newly created Series C Convertible Preferred Stock. The Company determined the fair value of the common stock to be $1.00 per share and the fair value of the Series C Convertible Preferred Stock to be $5.14 per share.

     The Company accounted for the Thru-Put transaction, which was completed on December 30, 1999, under the purchase method of accounting. Accordingly, the purchase price was allocated on a preliminary basis based on the estimated fair value of assets purchased and liabilities assumed upon acquisition. The excess of cost over the fair value of assets acquired (goodwill) is being amortized over the estimated useful life of three years on a straight-line basis. As the acquisition was completed on December 30, 1999, the results of operations of the combined company do not materially differ from the results of operations of the Company for the year ended December 31, 1999.

     A summary of the acquisition follows:

     Common stock                                                             $  1,104,252
     Series C Convertible Preferred Stock                                        2,837,928
     Transaction costs                                                             316,983
                                                                              ------------

          Total consideration paid                                               4,259,163

     Estimated assets acquired                                                   1,140,661
     Estimated liabilities assumed                                              (3,306,451)
                                                                              ------------

          Estimated net liabilities assumed                                     (2,165,790)
                                                                              ------------

     Excess of purchase price over fair value of net liabilities assumed      $  6,424,953
                                                                              ============

     The following pro forma results of operations have been prepared as though the acquisition of Thru-Put had occurred as of the beginning of the fiscal year prior to the acquisitions. This pro forma financial information does not purport to be indicative of the results of operations that would have been attained had the acquisition been made as of that date or of results of operations that may occur in the future:


                                                      Year Ended
                                                      December 31,
                                                  1999           1998

      Revenues                                $ 29,527,364   $ 29,480,002
      Net loss                                  (8,009,584)    (6,539,779)

Pivotpoint, Inc.
Notes to Consolidated Financial Statements (Unaudited)
--------------------------------------------------------------------------------

D.   Equity

     Series B Redeemable Preferred Stock

     In December 1999, as part of the recapitalization of the Company described above, the Company authorized and issued 31,848.67 shares of Series B Redeemable Preferred Stock (the "Redeemable Preferred Stock"). The Redeemable Preferred Stockholders have the following rights and privileges:

          Redemption

          On January 1, 2001, the Company is obligated to redeem all of the then outstanding shares of the Redeemable Preferred Stock. Further, the Company will automatically be obligated to redeem each share of the Redeemable Preferred Stock upon a Liquidation Event, as defined in the terms to the Redeemable Preferred Stock, or upon the closing of an initial public offering of the Company's common stock at a pre-offering valuation of at least $120,000,000 and in which the proceeds received by the Company equal or exceed $25,000,000. The redemption price for each share shall be the per share redemption liquidation preference amount calculated, as defined in the terms to the Redeemable Preferred Stock.

          Dividends

          The holders of outstanding shares of Redeemable Preferred Stock shall be entitled to receive cumulative dividends at a rate of 10% per year based on $1,000 per share. Such dividends will accumulate and compound quarterly as of each June 30, September 30, December 31 and March 31 of each year beginning June 30, 1999. Until the Redeemable Preferred Stock dividends are paid in full, no dividend can be declared or paid on common stock or other capital stock of the Company.

          Voting Rights

          None.

          Liquidation Preferences

          In the event of liquidation, dissolution, merger, sale or winding up of the Company, the holders of the Redeemable Preferred Stock are entitled to receive, prior to and in preference to the holders of common stock and any other capital stock, an amount equal to $1,000 per share plus any accumulated but unpaid dividends. Series A Convertible Participating Preferred Stock and Series C Convertible Preferred Stock rank junior to shares of the Company's Series B Redeemable Preferred Stock.

     Series C Convertible Preferred Stock

     As part of the acquisition of Thru-Put, Inc., the Company authorized and issued 552,126 shares of preferred stock, all of which were designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock"). The Series C Preferred Stockholders have the following rights and privileges:

          Conversion

          Each share of Series C Preferred Stock is convertible, at the option of the holder, into two shares of common stock of the Company. Each share of Series C Preferred Stock will automatically convert into two shares of common stock upon the closing of an initial public offering of the Company's common stock at a pre-offering valuation of at least $120,000,000, and in which the proceeds received by the Company equal or exceed $25,000,000.

Pivotpoint, Inc.
Notes to Consolidated Financial Statements (Unaudited)
--------------------------------------------------------------------------------

          Dividends

          None.

          Voting Rights

          None.

          Liquidation Preferences

          In the event of liquidation, dissolution, merger, sale or winding up of the Company, the holders of the Series C Preferred Stock are entitled to receive, prior to and in preference to the holders of common stock, an amount equal to $5.14 per share. The Series C Preferred Stock ranks junior to shares of the Company's Series B Redeemable Preferred Stock and on a par with the Company's Series A Convertible Participating Preferred Stock.

E.   Deferred Payment Agreement

     During the year ended December 31, 1999, the Company entered into a Deferred Payment Agreement (the "Agreement") with the Company's Chief Executive Officer ("CEO"), whereby upon an initial public offering, a sale or disposition of all or substantially all of the Company's assets, a merger, consolidation or reorganization of the Company or upon liquidation, dissolution or winding up of the Company, the Company shall pay the CEO an amount, the Deferred Payment Amount, equal to two percent of the sum of the Liquidation Proceeds, as defined in the Agreement, and the Deferred Payment Amount, subject to employment of the CEO by the Company.


F.   Contingencies

     The Internal Revenue Service is presently engaged in an audit of the Company's 1995 and 1994 tax years. The results of these examinations are not expected to have a material impact on the Company's financial statements although they may result in some reduction of certain carryforward items.


G.   Comprehensive Income

     The Company reports comprehensive income (loss) in accordance with Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." The comprehensive net loss for the year ended December 31, 1999 does not differ from the reported net loss.

Pivotpoint, Inc.
Notes to Consolidated Financial Statements (Unaudited)
--------------------------------------------------------------------------------

H.   Segment Reporting

     The Company considers that it has the following four reportable operating segments based on differences in products and services. Operating segments are defined as components of the enterprise about which separate financial information is available that is reviewed regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing their performance.

                                                           1999
                                                                    Gross
     Operating Segments                           Revenue           Margin
     Software licenses                         $  6,568,033      $  5,189,676
     Professional services                        6,696,123           769,650
     Maintenance                                  9,831,335         6,297,016
     Other                                        1,081,320           177,176
                                               ------------      ------------

                                               $ 24,176,811      $ 12,433,518
                                               ============      ============

I.   Subsequent Event

     On January 12, 2000, the Company was acquired by MAPICS, Inc. in a purchase transaction for a total of $48.0 million in cash.

Pivotpoint, Inc.
Consolidated Financial Statements
For the Years Ended December 31, 1998 and 1997

                       Report of Independent Accountants



To the Board of Directors and Stockholders of Pivotpoint, Inc.:


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Pivotpoint, Inc. and its subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


As discussed in Note M to the financial statements, the Company was acquired by MAPICS, Inc. on January 12, 2000.


/s/  PricewaterhouseCoopers LLP


Boston, Massachusetts
March 16, 2000

Pivotpoint, Inc.
Consolidated Balance Sheets
As of December 31, 1998 and 1997
--------------------------------------------------------------------------------

                                                                                   1998         1997
Assets
Current assets:
  Cash and cash equivalents                                                   $  4,934,693   $   3,395,031
  Accounts receivable, net of allowance for doubtful accounts of
   $380,671 and $649,156 at December 31, 1998 and 1997,
   respectively                                                                  2,627,013       2,819,575
  Other current assets                                                             125,443         123,416
                                                                              ------------   -------------
          Total current assets                                                   7,687,149       6,338,022

Fixed assets, net                                                                  474,990       1,038,583
Other assets, net                                                                  263,636         395,377
                                                                              ------------   -------------
          Total assets                                                        $  8,425,775   $   7,771,982
                                                                              ============   =============
Liabilities and Stockholders' Deficit
Current liabilities:
  Current portion of long-term debt                                           $  6,771,301   $   9,950,225
  Current portion of amount due for purchases of sales affiliates                  264,000       1,123,000
  Accounts payable                                                               1,128,918       1,444,393
  Accrued compensation                                                             863,469       1,788,917
  Other accrued expenses                                                         2,720,953       3,452,653
  Interest payable                                                               9,575,784       5,875,339
  Deferred revenue                                                               5,867,500       6,182,895
                                                                              ------------   -------------
          Total current liabilities                                             27,191,925      29,817,422

Long-term debt                                                                  22,300,200      21,600,000

Commitments and contingencies (Notes E and G)

Series A Convertible Participating Preferred Stock, $0.01 par value;
  1,000,000 shares authorized, 161,000 issued and outstanding
  ($20,552,522 liquidation preference at December 31, 1998)                     20,066,054      18,543,645

Stockholders' deficit:
  Common stock, $0.01 par value; 21,500,000 shares authorized,
   2,060,212 and 2,012,699 shares issued and outstanding at
   December 31, 1998 and 1997, respectively                                         20,602          20,127
  Additional paid-in capital                                                             -               -
  Accumulated deficit                                                          (61,153,006)    (62,209,212)
                                                                              ------------   -------------
          Total stockholders' deficit                                          (61,132,404)    (62,189,085)
                                                                              ------------   -------------
          Total liabilities and stockholders' deficit                         $  8,425,775   $   7,771,982
                                                                              ============   =============

  The accompanying notes are an integral part of these consolidated financial statements.

Pivotpoint, Inc.
Consolidated Statements of Operations
For the Years Ended December 31, 1998 and 1997
--------------------------------------------------------------------------------

                                                                               1998              1997
Revenues:
   Software licenses                                                    $    6,427,861        $  5,920,697
   Services                                                                 15,476,178          18,404,218
   Other                                                                       615,963             591,715
                                                                        --------------        ------------
          Total revenues                                                    22,520,002          24,916,630

Costs of revenues:
   Costs of software licenses                                                1,112,976             738,266
   Costs of services                                                         7,720,087           9,674,429
   Costs of other                                                              248,494             282,579
                                                                        --------------        ------------
          Total costs of revenues                                            9,081,557          10,695,274
                                                                        --------------        ------------
Gross margin                                                                13,438,445          14,221,356

Operating expenses:
   Research and development                                                  2,559,735           4,003,397
   Selling and marketing                                                     3,090,202           6,968,498
   General and administrative                                                1,312,722           2,947,654
   Nonrecurring charges (Note K)                                                     -           1,492,772
                                                                        --------------        ------------
          Total operating expenses                                           6,962,659          15,412,321
                                                                        --------------        ------------
Income (loss) from operations                                                6,475,786          (1,190,965)

Interest income                                                                201,883              59,030
Interest expense                                                            (4,471,326)         (4,156,474)
                                                                        --------------        ------------
          Income (loss) before provision for income taxes and
           extraordinary gain                                                2,206,343          (5,288,409)

Provision for income taxes                                                      22,888               3,222
                                                                        --------------        ------------
Income (loss) before extraordinary gain                                      2,183,455          (5,291,631)

Extraordinary gain (Note H)                                                    360,000                   -
                                                                        --------------        ------------
Net income (loss)                                                            2,543,455          (5,291,631)

Accretion on preferred stock                                                 1,522,409           1,409,638
                                                                        --------------        ------------
Net income (loss) attributable to common stockholders                   $    1,021,046        $ (6,701,269)
                                                                        ==============        ============

  The accompanying notes are an integral part of these consolidated financial statements.

Pivotpoint, Inc.
Consolidated Statements of Cash Flows
For the Years Ended December 31, 1998 and 1997
--------------------------------------------------------------------------------

                                                                                     1998              1997
Cash flows from operating activities:
  Net income (loss)                                                            $  2,543,455         $ (5,291,631)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation and amortization                                                   807,909            2,180,442
    Other non-cash items                                                            (28,924)                   -
    Extraordinary (gain) on forgiveness of debt                                    (360,000)                   -
    (Gain) on sale of fixed assets                                                        -              (14,502)
    Loss on disposal of fixed assets                                                      -                2,154
    Changes in operating assets and liabilities:
       Decrease in accounts receivable                                              192,562            4,192,506
       (Increase) decrease in other current assets                                   (2,027)              45,681
       (Decrease) in accounts payable                                              (346,725)          (2,357,512)
       (Decrease) in accrued compensation                                          (200,248)            (510,471)
       (Decrease) in other accrued expenses                                        (756,700)            (153,047)
       Increase in interest payable                                               3,700,445            2,917,859
       (Decrease) in deferred revenue                                              (315,395)          (1,245,820)
                                                                               ------------         ------------
       Net cash provided by (used in) operating activities                        5,234,352             (234,341)
                                                                               ------------         ------------
Cash flows from investing activities:
  Purchases of fixed assets                                                        (112,575)            (175,038)
  Proceeds from sale of fixed assets                                                      -               65,000
  Payments for acquired companies                                                  (467,750)            (192,000)
                                                                               ------------         ------------

       Net cash used in investing activities                                       (580,325)            (302,038)
                                                                               ------------         ------------
Cash flows from financing activities:
  Payments on debt                                                               (3,150,000)            (900,000)
  Proceeds from issuance of long-term debt                                                -            3,500,000
  Debt issuance costs                                                                     -              (50,000)
  Proceeds from the exercise of stock options                                        35,635              138,750
                                                                               ------------         ------------
       Net cash provided by (used in) financing activities                       (3,114,365)           2,688,750
                                                                               ------------         ------------
Increase in cash and cash equivalents                                             1,539,662            2,152,371

Cash and cash equivalents, beginning of year                                      3,395,031            1,242,660
                                                                               ------------         ------------
Cash and cash equivalents, end of year                                         $  4,934,693         $  3,395,031
                                                                               ============         ============
Supplemental disclosures of cash flow information:
  Income taxes paid                                                            $     22,888         $      3,222
  Interest paid                                                                $    826,327         $  1,103,627

Supplemental disclosure of noncash investing and financing activities:
  Accretion to redemption value of Series A Convertible Participating
  Preferred Stock                                                              $  1,522,409         $  1,409,638

  The accompanying notes are an integral part of these consolidated financial statements.

Pivotpoint, Inc.
Consolidated Statements of Stockholders' Deficit
For the Years Ended December 31, 1998 and 1997
-------------------------------------------------------------------------------


                                                                                       Note
                                                      Common stock       Additional  receivable
                                                 Number of     Par        paid-in      from         Accumulated    Stockholders'
                                                  shares      value       capital   stockholder       deficit        deficit
Balance at December 31, 1996                    2,673,949   $  26,740   $        -   $  (800,000)  $(54,853,306)   $ (55,626,566)

Exercise of common stock options                  138,750       1,387      137,363                                       138,750

Cancellation of restricted common stock          (800,000)     (8,000)    (137,363)      800,000       (654,637)               -

Accretion to redemption value of Series A
Convertible Participating Preferred Stock                                                            (1,409,638)      (1,409,638)

Net loss                                                                                             (5,291,631)      (5,291,631)
                                                ---------   ---------   ----------   -----------   ------------    -------------
Balance at December 31, 1997                    2,012,699      20,127            -             -    (62,209,212)     (62,189,085)

Exercise of common stock options                   47,513         475       35,160                                        35,635

Accretion to redemption value of Series A
Convertible Participating Preferred Stock                                  (35,160)                  (1,487,249)      (1,522,409)

Net income                                                                                            2,543,455        2,543,455
                                                ---------   ---------   ----------   -----------   ------------    -------------
Balance at December 31, 1998                    2,060,212   $  20,602   $        -   $         -   $(61,153,006)   $ (61,132,404)
                                                =========   =========   ==========   ===========   ============    =============

  The accompanying notes are an integral part of these consolidated financial statements.

Pivotpoint, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

A.   Nature of Business


     Pivotpoint, Inc. (the "Company") was incorporated in February 1988 and designs, develops, markets and supports client/server manufacturing systems software. The products are sold both domestically and internationally through distributors and sales offices. No customer accounted for 10% or more of total revenues in 1998 or 1997.


B.   Summary of Significant Accounting Policies


     Basis of Presentation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated.


     Revenue Recognition

     Revenue for software licenses is recognized upon execution of a contract, provided delivery of the software has occurred, fees are fixed or determinable and collection of the related receivable is deemed probable by management. Revenue from annual or multi-year maintenance agreements is recognized ratably over the term of the agreements. Revenue from consulting and training agreements is recognized as the services are performed.


     Deferred Revenue

     Product and service revenue which is not yet earned and customer deposits are included in deferred revenue.


     Cash and Cash Equivalents

     Cash equivalents consist of highly-liquid investments purchased with an original maturity at acquisition of three months or less.


     Fixed Assets

     Fixed assets are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Repair and maintenance costs are expensed as incurred. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of net income (loss).


     Goodwill

     Goodwill represents the excess of cost over the net assets of acquired businesses and is amortized on a straight-line basis over the estimated useful life of 3 years (see Note H). Amortization expense was $0 and $216,667 in 1998 and 1997, respectively.


     During 1997, the Company restructured its operations. As a result, the Company reassessed the net realizability of the goodwill related to the acquisition of the acquired businesses and concluded that the remaining goodwill of $866,666 should be written off. This amount was included in nonrecurring charges (see Note K).

Pivotpoint, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Intangible Assets

     Intangible assets are stated at cost and amortized over their estimated lives using the straight-line method. The Company evaluates the net realizable value of intangible assets on an ongoing basis, relying on a number of factors including operating results, business plans, budgets and economic projections, and cash flow analysis. In addition, the Company's evaluation considers non-financial data such as market trends, product development cycles and changes in management's market emphasis.


     Capitalized Software Costs

     Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software costs incurred subsequent to the establishment of technological feasibility are capitalized until the product is available for general release to customers. Capitalized software costs are amortized over the greater of the amounts calculated based on the straight-line method over the estimated economic lives of the related products of three years, or using the ratio of current gross revenue for a product to the total of current and anticipated future gross revenue for that product. No costs qualified for capitalization during the years ended December 31, 1998 and 1997. Amortization expense was $0 and $197,404 in 1998 and 1997, respectively.


     Income Taxes

     The Company accounts for income taxes with an asset and liability approach which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statements and the tax bases of assets and liabilities using current statutory rates. A valuation reserve against deferred tax assets is required if based upon weighted available evidence, it is more likely than not some or all of the deferred tax assets will not be realized.


     Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist of temporary cash investments and trade receivables.


     The Company invests its cash balances principally with one financial institution. The Company's cash equivalents are comprised of demand deposits and money market funds. The carrying amount of these cash equivalents approximates their fair value.


     The Company performs ongoing credit evaluations of its customers' financial condition but does not require collateral or other security to support customer receivables, and maintains allowances for potential credit losses. The carrying amount of trade receivables approximates fair value.


     Comprehensive Income

     The Company reports comprehensive income (loss) in accordance with Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." The comprehensive net income (loss) for the years ended December 31, 1998 and 1997 does not differ from the reported net income (loss) for the respective years.


     Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Pivotpoint, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

C.   Fixed Assets


     Fixed assets consist of the following:

                                                       Estimated
                                                      useful life
                                                       in years                 1998           1997
     Computer and office equipment                        3                $  2,792,982     $ 2,686,639
     Furniture and fixtures                               5                     326,364         324,895
     Automobiles                                          4                           -          48,424
     Leasehold improvements                             varies                   40,940          36,177
                                                                           ------------     -----------
                                                                              3,160,286       3,096,135
     Less accumulated depreciation and
        amortization                                                         (2,685,296)     (2,057,552)
                                                                           ------------     -----------
                                                                           $    474,990     $ 1,038,583
                                                                           ============     ===========


     Depreciation expense was $676,168 and $764,717 for the years ended December 31, 1998 and 1997, respectively.

D.   Other Assets


     Other assets consist of the following:

                                              Estimated
                                             useful life
                                              in years              1998            1997
     Deferred financing costs                      5             $  673,968       $ 673,968
     Less accumulated amortization                                 (410,332)       (278,591)
                                                                 ----------       ---------
                                                                 $  263,636       $ 395,377
                                                                 ==========       =========

     In connection with the recapitalization of the Company in October 1995 (Note J), the Company incurred debt issuance costs of approximately $624,000, which are included in Other Assets and are being amortized over the life of the related debt. During 1997, the Company capitalized $50,000 of costs incurred to extend the maturity of the debt.


     Amortization of other assets was $131,741 and $134,988 for the years ended December 31, 1998 and 1997, respectively, and is included in interest expense.

Pivotpoint, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

E.   Debt


     In connection with the recapitalization in October 1995 (Note J), the Company issued Subordinated Notes in the amount of $18,100,000, including $2,000,000 to its stockholders (the "Founders"). The Subordinated Notes bear an annual interest rate of 12%, which is generally due quarterly and which increases to 18% upon any event of default as defined in the Note and Stock Purchase Agreement. The entire principal amount of the Subordinated Notes is due on the first to occur of: (a) January 1, 2001; (b) the consummation of the first registered offering of the Company's common stock under the Securities Act of 1933; (c) the sale, lease or other disposition of all or substantially all of the Company's assets in one transaction or a series of related transactions; (d) the merger or consolidation of the Company with another entity where the beneficial owners of the Company's outstanding capital stock immediately prior to such transaction hold less than 51% of the voting power of the outstanding capital stock of the combined entity immediately after such transaction; or (e) the liquidation, dissolution or winding up of the Company. The Company may elect to prepay the Subordinated Notes at any time. The provisions of the subordinated debt restrict the payment of dividends.


     As of December 31, 1998 and 1997, the Company has accrued, but not paid, the interest on the related subordinated debt.


     Additionally in October 1995, the Company obtained financing of $10,000,000 through a secured term loan (the "Term Loan") from a bank (the "Lender"). The Term Loan bears a London InterBank Offered Rate ("LIBOR") based interest rate, subject to certain adjustments as defined in the loan agreement. The interest rate as of December 31, 1998 and 1997 was 9.25% and 10%, respectively. Interest is generally due monthly and the principal of the Term Loan was due in fifteen quarterly installments, beginning December 31, 1996, with the final payment of the outstanding balance due on September 30, 2000. The Term Loan's covenants require the Company to maintain certain financial ratios on a quarterly basis and also restricts the payment of dividends.


     In January 1997, certain provisions of the loan agreement were amended, including the scheduled repayment dates and various financial covenants.
     In connection with the amended loan agreement, the Lender also received a warrant for 250,000 shares of common stock exercisable at $1.00 per share, as defined in the warrant agreement. The warrant was exercisable January 1, 1997 and expires December 31, 2006. This warrant was determined to have an immaterial fair value.


     On July 21, 1997, the Lender notified the Company that the Company was in default of its obligations under various loan and credit agreements. On November 20, 1997, the Lender and the Company entered into a Forbearance Agreement under which the Lender agreed to forbear from exercising its rights and remedies under the term loan agreement until the earlier of (i) December 31, 1997, or (ii) the occurrence of a Termination Event as defined in the agreement. As part of the Forbearance Agreement the Company agreed to make the following principal payments to the Lender on the Term Loan on the indicated dates: (i) September 29, 1997 - $50,000, (ii) December 1, 1997 - $500,000 and (iii) December 31, 1997 - $50,000. Upon the
     occurrence of any Termination Event, the obligations immediately become due. Under this agreement, the Company agreed to make no payments or distributions of any kind to any holders of subordinated indebtedness and maintain certain financial covenants.

Pivotpoint, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     On June 2, 1998, the above Forbearance Agreement was further extended until the earlier of (i) December 31, 1998, or (ii) the occurrence of a Termination Event. As part of this extension to the Forbearance Agreement, the Company agreed to make the following principal payments to the Lender on the Term Loan on the indicated dates: (i) June 30, 1998 - $650,000, (ii) September 30, 1998 - $800,000 and (iii) December 1, 1998 - $800,000. Under
     this amendment, the Lender restructured the outstanding principal amount so that $2,000,000 would be outstanding as a Revolving Note and the balance as a Term Note. The maximum borrowing under the Revolving Note is limited to 75% of eligible accounts receivable as defined in the agreement. Also, under this agreement, the Company is subject to a late fee of $910,000, which will be waived by the Lender upon (i) satisfactory execution of this agreement, (ii) satisfaction of certain conditions by the Company, and
     (iii) payment of a $10,000 fee. This and subsequent extensions also required the Company to maintain certain financial covenants and comply with other conditions.


     On March 24, 1999, the above Forbearance Agreement was further extended to June 30, 1999. Under this extension, the Lender requires the Company to make payments of $875,000 on March 24, 1999 and June 1, 1999. Upon final payment on June 1, 1999, the revolving note shall be canceled and no further advances will be made available. The Lender further agreed to waive all late fees existing to date.


     This forbearance was further extended by agreements dated September 2, 1999 and December 14, 1999. The latest agreement extended the forbearance period to December 1, 2000. The interest rate on the outstanding debt was modified to equal the LIBOR rate plus three percent. Principal payments are required to be made quarterly in four equal payments beginning on March 1, 2000. Under this extension, the company is subject to a late fee of $170,000, which will be waived by the Lender upon satisfactory execution of this agreement. This extension further provided consent for the recapitalization of the Company and the acquisition of Thru-Put Technologies, Inc. in 1999 (see Note M).


     As a result of the events described above and the related forbearance agreement, the outstanding balance of the Term Loan of $5,950,000 and $9,100,000 at December 31, 1998 and 1997, respectively, has been classified as a current liability.


     In connection with the acquisition of Minx Software, Inc. ("Minx") in 1993, the Company issued convertible subordinated promissory notes (the "Notes") with principal of $2,500,000 and interest payable quarterly at the rate of 7.5% per annum. The Notes are subordinate to Senior Indebtedness. In October 1995, holders of approximately $1,525,000 of the Notes elected to convert their holdings into common stock, which was then repurchased by the Company. These repurchased shares were restored to the status of authorized but unissued shares and effectively retired. Under certain circumstances, and subsequent to January 1, 1998, the Notes shall automatically convert into shares of common stock. However, the debentures are also subject to payment upon written request over a three-year period commencing April 1, 1998, as adjusted based upon a formula tied to 1997 gross revenues as defined in the Investors' Rights Agreement. Holders of approximately $144,042 of these notes have requested payment in lieu of the common stock and as such, during the year ended December 31, 1998, the Company recognized a gain of $28,924 due to the discounted adjustment under the Investors' Rights Agreement. The remaining balance of the outstanding Notes of $706,183 are convertible into approximately 217,000 shares of common stock. As of December 31, 1998 and 1997, $821,301 and $850,225,
     respectively, has been included in the current portion of long-term debt.

Pivotpoint, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     In January 1997, the Company authorized the issuance of $5,000,000 of Subordinated Convertible Notes. The Company issued $3,500,000 of Subordinated Convertible Notes to its investors during 1997. The Subordinated Convertible Notes bear an annual interest rate of 12%, which is due annually at December 31, beginning in 1997. The principal amount of the Subordinated Convertible Notes is due and payable on December 31, 2000. The Notes are convertible in whole at the election of the holders of a majority of the Notes into Common Stock upon the occurrence of a Conversion
     Event: (a) consummation of the first registered public offering of the Company's capital stock under the Securities Act of 1933; (b) the sale, lease, or other disposition of all or substantially all of the Company's assets or a sale of equity securities of the Company by the holders thereof such that the beneficial owners of the Company's outstanding capital stock immediately prior to such transaction hold less than 51% of the voting power of the outstanding capital stock of the Company immediately after such transaction; (c) the merger, consolidation or reorganization of the Company with another entity where the beneficial owners of the Company's outstanding capital stock immediately prior to such transaction hold less than 51% of the voting power of the outstanding capital stock of the surviving or combined entity immediately after such a transaction; (d) the liquidation, dissolution or winding up of the Company; or (e) one day prior to the maturity date, at an initial conversion price of $1.00 per share subject to increase based on the Conversion Event's proceeds. The Notes may not be prepaid, other than in connection with a Conversion Event, without the written consent of a majority interest of the holders.


     As of December 31, 1998 and 1997, the Company has accrued, but not paid, the interest on the related Subordinated Convertible Notes.


     At December 31, 1997, the Company had accrued compensation costs to the Founders under their employment agreements dated October 31, 1995. In March 1998, in connection with amendments to the Founders' employment agreements, the Company and the Founders agreed to defer payment for the total amount owed of $700,200 until December 31, 2000 or upon the payment or conversion of all or substantially all of the outstanding Subordinated Convertible Notes. Interest will accrue at a rate of 12%, compounded annually from the effective date of this agreement. In connection with the amended employment agreements, the Company issued 400,114 options to purchase common stock at a price of $1.75. These options vest immediately and expire on December 31, 2000 or upon the conversion or payment in full of the outstanding Subordinated Convertible Notes. The Company also issued to the Founders 1,686,432 options to purchase common stock, at a price of $0.75, which vest through December 31, 1998 and expire on May 1, 2004.


F.   Income Taxes


     The provision for income taxes for the years ended December 31, 1998 and 1997 consists of the following:


                                                 1998             1997

     Current:
       Federal                                 $ 19,666          $     -
       State                                      3,222             3,222
       Foreign                                        -                 -
                                               --------          --------
                                               $ 22,888          $  3,222
                                               ========          ========

Pivotpoint, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Deferred tax assets (liabilities) are comprised of the following:


                                                           1998             1997
     Deferred tax assets:
       Net operating loss carryforwards               $  4,269,817      $  4,663,138
       Tax credits                                         693,234           693,234
       Allowance for doubtful accounts                     249,092           524,006
       Restructuring charges                               354,955           448,235
       Goodwill                                            444,889           479,556
       Deferred revenue                                    104,354           242,433
       Other                                               615,878           698,896
                                                      ------------      ------------
          Total                                          6,732,219         7,749,498

     Valuation allowance                                (6,732,219)       (7,749,498)
                                                      ------------      ------------
     Net deferred tax assets                          $          -      $          -
                                                      ============      ============


     At December 31, 1998, the Company has net operating loss carryforwards and research and development tax credits for federal income tax reporting purposes of approximately $10,550,000 and $693,000, respectively, which expire at various dates through 2018. Ownership changes under Section 382 of the Internal Revenue Code may result in future limitations on the utilization of net operating loss and research and development tax credit carryforwards.


     The Company's deferred tax assets at December 31, 1998 and 1997 consist principally of net operating loss carryforwards, research and development credits, accruals and depreciation. The Company has recorded a full valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of these assets.


     The Internal Revenue Service is presently engaged in an audit of the Company's 1995 and 1994 tax years. The results of these examinations are not expected to have a material impact on the Company's financial statements although they may result in some reduction of certain carryforward items.


G.   Commitments and Contingencies


     Lease Commitments

     The Company leases office space and rents certain office equipment under operating leases. Future minimum annual lease commitments at December 31, 1998 are approximately:

     1999                                              $   586,087
     2000                                                  495,003
     2001                                                  429,384
     2002                                                  176,758
     2003                                                        -
                                                       -----------
                                                       $ 1,687,232
                                                       ===========

     Rent expense totaled approximately $734,000 and $821,000 in 1998 and 1997, respectively.

Pivotpoint, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Litigation

     The Company is involved in various claims and legal proceedings principally related to its software products. While the ultimate results of these matters cannot be determined, management does not expect that they will have a material adverse effect on the Company's financial position.


H.   Acquisitions


     On October 2, 1996, the Company acquired the assets of its sales affiliate, Spectrum System Technologies, for $750,000. The purchase price allocation was $100,000 to assets acquired and $650,000 to goodwill. As of December 31, 1998, $264,000 of payments past due were owed to the former owners of Spectrum System Technologies. These amounts were paid in 1999.


     On December 6, 1996, the Company acquired the assets of its sales affiliate, Spectrum Network Solutions, Inc., for $775,000. The purchase price allocation was $125,000 to assets acquired and $650,000 to goodwill.


     During 1997, the Company restructured its operations. As a result, the Company reassessed the net realizability of the goodwill related to these acquisitions and concluded that the remaining amounts of $866,666 should be written off in 1997.


     In February 1998, the Company settled its outstanding liability of $595,000 with the former owners of Spectrum Network Solutions, Inc. due to a breach of certain provisions of the purchase agreement by the former owners and agreed to reduce the liability to $235,000. A resulting gain of $360,000 related to the forgiveness of debt was recorded as an extraordinary gain during 1998.



I.   401(k) Plan


     In 1993, the Board of Directors adopted the Company's 401(k) Plan (the "401(k) Plan"), which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended. The Company may, at its discretion, make matching contributions on behalf of each participating employee in an amount equal to some uniform percentage fixed from time to time by the Board of Directors. Under the current terms of the 401(k) Plan, employees would become vested in such Company contributions at the rate of 20% per year of service. Company contributions to the 401(k) Plan were approximately $166,000 and $0 in 1998 and 1997, respectively.



J.   Capital Stock


     Recapitalization

     In October 1995, the Company entered into a recapitalization agreement (the "Agreement") with the Founders and several new investors (the "Investors"). Under the Agreement, the Founders retired 200 of the 400 shares of common stock of the Company which were then outstanding, and the Company repurchased approximately 192 of the 200 remaining outstanding shares, which were restored to the status of authorized but unissued shares and effectively retired. The aggregate purchase price included $2,000,000 of Subordinated Notes to the Founders (see Note E).


     Also in October 1995, after the repurchases of the stock described above, the stockholders of the Company voted to effect a stock split in the form of a stock dividend of 201,107.32 shares of $0.01 par value common stock for each share of no par value common stock then outstanding.

Pivotpoint, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     To finance the repurchase of its shares, the Company issued to the Investors 161,000 shares of its Series A Convertible Participating Preferred Stock ("Series A Preferred Stock") for aggregate proceeds of $16,100,000 and Subordinated Notes for aggregate proceeds of an additional $16,100,000 and obtained bank financing of $10,000,000. The Series A Preferred Stock has the following terms: cumulative dividends of 8%, compounded annually; pro rata participation in dividends declared on common stock; a liquidation preference of $100 per share plus accrued but unpaid dividends; automatic conversion into common stock upon a public offering of the Company's common stock at specified aggregate proceeds; and certain other rights including conversion rights, with the conversion rate subject to change based upon changes in the capital structure of the Company. The Series A Preferred Stock is redeemable at the option of the holder on or after January 1, 2000, or by the Company on or after January 1, 2002. The redemption price is the greater of $100 per share of Series A Preferred Stock plus accrued but unpaid dividends, or fair market value on an as converted basis, as defined in the Note and Stock Purchase Agreement by and among the Company, its founders, and the Investors. The 161,000 shares of Series A Preferred Stock were initially convertible at a Conversion Price of $2.2891 into a total of 7,033,333 shares of common stock of the Company. In the event the Company shall issue, sell or exchange shares of common stock, common stock options, warrants or rights, or any securities convertible into common stock for a price less than the Conversion Price on the Series A Preferred Stock, the Conversion Price shall be reduced to an amount calculated by using a formula included in the terms of the Series A Preferred Stock. The Company's preferred shareholders have agreed to waive this provision for all such issuances to date, except for the issuance of 250,000 warrants, exercisable at $1.00 per share, and the Subordinated Convertible Notes, convertible at $1.00 per share. These two issuances have reduced the Conversion Price to $1.9775 and a total conversion into 8,141,561 shares of common stock. Accordingly, the Company has reserved that amount of common shares for such conversion. Cumulative dividends on the Series A Preferred Stock at December 31, 1998 and 1997 were $4,452,522 and $2,930,113 in aggregate, and $27.66 and $18.20 per share, respectively.


     In connection with this transaction, the Company incurred debt issuance costs of approximately $624,000, which have been included in Other Assets and are being amortized over the life of the related debt, and Series A Preferred Stock issuance costs of approximately $486,000 which have been deducted from the carrying value of the stock.


     The Founders, Investors, and remaining holders of the Notes entered into a Stockholders' Agreement under which: the securities of the Company which they hold are subject to certain transfer restrictions, the Company has the right of first refusal to repurchase any shares being offered for sale, each shareholder has certain co-sale rights in the event any shareholder offers their shares for sale, each shareholder has certain best effort registration rights, and each shareholder is subject to certain provisions, all as defined in the Stockholders' Agreement.


     Restricted Stock Purchase

     In December 1995, the Chief Executive Officer ("CEO") of the Company purchased 800,000 shares of restricted common stock in exchange for a promissory note in the amount of $800,000. The restrictions on the common stock relate to the ability of the CEO to sell the stock and the Company's retention of certain repurchase rights. The restrictions lapse over time or upon certain events.


     Effective July 1997, the CEO's employment was terminated. As of July 1997, 200,000 shares had vested. Unvested shares of 600,000 shares were repurchased by the Company for $1 per share, offsetting a portion of the outstanding receivable balance. The CEO did not retain the 200,000 vested shares and, in lieu of the remaining obligation under the note receivable, the CEO transferred and assigned the vested shares to the Company.

Pivotpoint, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Stock Option Plan

     The Company has several stock option plans which provide for the granting of incentive and nonqualified stock options. During 1998, the Company's Board of Directors approved the 1998 Stock Option and Grant Plan, which authorized an additional 1,000,000 options to purchase common stock. This plan was approved by shareholders subsequent to year-end, and all options granted in fiscal year 1998 other than to the Founders, as described in Note E, were granted under this plan. A maximum of 3,097,690 shares of common stock may be issued under all the existing plans. The options generally are vested over a four-year period, accumulating 25% each year from the anniversary of the grant date period. Vesting may be accelerated for options granted as determined by the Board of Directors. The option price for each incentive stock option may not be less than the fair market value per share of common stock on the date of grant. Options are generally granted at fair market value as determined by the Company's Board of Directors and generally expire ten years after the date granted.


     A summary of all option activity is as follows:

                                                                                Weighted
                                                                                average
                                                              Number of         exercise
                                                               options            price
     Balance at December 31, 1996                             1,532,265            $1.08

     Options issued                                             627,950             0.75
     Options exercised                                         (138,750)            1.00
     Options canceled                                          (699,200)            0.97
                                                              ---------

     Balance at December 31, 1997                             1,322,265             0.75

     Options issued                                           2,420,296             0.94
     Options exercised                                          (47,513)            0.75
     Options canceled                                          (471,816)            0.75
                                                              ---------

     Balance at December 31, 1998                             3,223,232             0.89
                                                              =========

     As of December 31, 1998 and 1997, options to purchase 1,366,062 and 368,800 shares of common stock were available for future grant and options for 2,720,132 and 744,344 shares of common stock were exercisable, respectively.


     Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," allows companies to either account for stock-based compensation under the provisions of SFAS 123 or Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees," but if APB 25 is followed, requires pro forma disclosure in the notes to the financial statements as if the measurement provisions of SFAS 123 had been adopted. The Company has elected to account for its stock-based compensation in accordance with APB 25.


     The estimated weighted average fair value of options granted in 1998 and 1997 was approximately $0.20 and $0.32 per share, respectively, on the grant dates determined using weighted average assumptions of a 6.39% and 6.41% interest rate, respectively, expected lives of 3 to 9 years, zero volatility, and no dividends. Had compensation cost for the Company's stock-based compensation plan been based on the fair value of the stock options at the grant dates in accordance with SFAS 123, the Company's net income and net loss for the years ended

Pivotpoint, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     December 31, 1998 and 1997 would have been changed from the reported amount to a pro forma amount of $2,133,800 and ($5,418,704), respectively.


     The following table summarizes information about stock options outstanding at December 31, 1998:

                                         Options outstanding                      Options exercisable
                          -----------------------------------------------   --------------------------------
                                             Weighted          Weighted                        Weighted
                                             average           average                         average
            Exercise        Number          remaining          exercise       Number           exercise
             price         outstanding    contractual life       price      exercisable         price
          $0.75-$1.75       3,223,232        5.85 years          $0.89        2,720,132         $0.92

K.   Nonrecurring Charges


     During 1997 the Company restructured its operations. As a result, nonrecurring charges of $1,493,000 were recorded and included $412,000 related to severance for terminated employees, $867,000 in write-downs of intangible assets related to the acquisition of sales affiliates (see Note
     H), and $214,000 related to excess facility lease costs.



L.   Segment Reporting


     The Company considers that it has the following four reportable operating segments based on differences in products and services. Operating segments are defined as components of the enterprise about which separate financial information is available that is reviewed regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing their performance.

                                                    1998                                     1997
                                                              Gross                                     Gross
     Operating Segments                    Revenue           Margin                 Revenue            Margin
     Software licenses                 $   6,427,861      $  5,314,885          $   5,920,697       $   5,182,431
     Professional services                 5,435,012           579,836              8,120,701           1,320,487
     Maintenance                          10,041,166         7,176,255             10,283,517           7,409,302
     Other                                   615,963           367,469                591,715             309,136
                                       -------------      ------------          -------------       -------------
                                       $  22,520,002      $ 13,438,445          $  24,916,630       $  14,221,356
                                       =============      ============          =============       =============

M.   Subsequent Events


     Acquisition of Company by MAPICS, Inc.

     On January 12, 2000, the Company was acquired by MAPICS, Inc. in a purchase transaction for a total of $48.0 million in cash.

Pivotpoint, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Recapitalization

     On December 2, 1999, the Company completed an Exchange Agreement with certain holders of the Company's Subordinated Promissory Notes (the "Notes") who are also holders of all of the Series A Preferred Stock (collectively the "Investors") and the Founders, who hold the remaining balance of the Notes. Under this agreement, the Investors agreed to exchange all of their outstanding Notes, which aggregated $16,100,000, accrued interest on the Notes and accreted dividends on the Series A Preferred Stock for 28,920.118 shares of Series B Redeemable Preferred Stock. Also, the Founders agreed to exchange all of their outstanding Notes, which aggregated $2,000,000, and accrued interest on the Notes for 2,928.552 shares of Series B Redeemable Preferred Stock. No gain or loss was recorded in connection with this exchange.


     Acquisitions

     In accordance with an Asset Purchase Agreement dated October 18, 1999, the Company acquired certain assets and assumed certain liabilities of Sofwave, Inc. ("Sofwave"), a North Carolina corporation specializing in software packages providing maintenance, calibration, and facility management, in exchange for $470,000 in cash, to be paid over one year, and 50,000 shares of the Company's common stock. The Company determined the fair value of the common stock to be $1.00 per share.


     The Company accounted for the Sofwave transaction, which was completed on November 1, 1999, under the purchase method of accounting. Accordingly, the purchase price was allocated based on the estimated fair value of assets purchased and liabilities assumed upon acquisition. The excess of cost over the fair value of net assets acquired (goodwill) of $520,000 is being amortized over the estimated useful life of three years on a straight-line basis.


     In accordance with a Purchase and Sale Agreement dated December 7, 1999, the Company acquired certain assets and assumed certain liabilities of Thru-Put Technologies, Inc. ("Thru-Put"), a California corporation which designs, develops and markets software products for the manufacturing industry in exchange for 1,104,252 shares of the Company's common stock and 552,126 shares of the Company's newly created Series C Convertible Preferred Stock. The Company determined the fair value of the common stock to be $1.00 per share and the fair value of the Series C Convertible Preferred Stock to be $5.14 per share.


     The Company accounted for the Thru-Put transaction, which was completed on December 30, 1999, under the purchase method of accounting. Accordingly, the purchase price was allocated on a preliminary basis based on the estimated fair value of assets purchased and liabilities assumed upon acquisition. The excess of cost over the fair value of assets acquired (goodwill) is being amortized over the estimated useful life of three years on a straight-line basis.

Pivotpoint, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     A summary of the acquisition follows:

     Common stock                                                                $  1,104,252
     Series C Convertible Preferred Stock                                           2,837,928
     Transaction costs                                                                316,983
                                                                                 ------------
         Total consideration paid                                                   4,259,163

     Estimated assets acquired                                                      1,140,661
     Estimated liabilities assumed                                                 (3,306,451)
                                                                                 ------------
         Estimated net liabilities assumed                                         (2,165,790)
                                                                                 ------------
     Excess of purchase price over fair value of net liabilities assumed         $  6,424,953
                                                                                 ============

     Series B Redeemable Preferred Stock

     In December 1999, as part of the recapitalization of the Company described above, the Company authorized and issued 31,848.67 shares of Series B Redeemable Preferred Stock (the "Redeemable Preferred Stock"). The Redeemable Preferred Stockholders have the following rights and privileges:


          Redemption

          On January 1, 2001, the Company is obligated to redeem all of the then outstanding shares of the Redeemable Preferred Stock. Further, the Company will automatically be obligated to redeem each share of the Redeemable Preferred Stock upon a Liquidation Event, as defined in the terms to the Redeemable Preferred Stock, or upon the closing of an initial public offering of the Company's common stock at a pre-offering valuation of at least $120,000,000, and in which the proceeds received by the Company equal or exceed $25,000,000. The redemption price for each share shall be the per share redemption liquidation preference amount calculated, as defined in the terms to the Redeemable Preferred Stock.


          Dividends

          The holders of outstanding shares of Redeemable Preferred Stock shall be entitled to receive cumulative dividends at a rate of 10% per year based on $1,000 per share. Such dividends will accumulate and compound quarterly as of each June 30, September 30, December 31 and March 31 of each year beginning June 30, 1999. Until the Redeemable Preferred Stock dividends are paid in full, no dividend can be declared or paid on common stock or other capital stock of the Company.


          Voting Rights

          None


          Liquidation Preferences

          In the event of liquidation, dissolution, merger, sale or winding up of the Company, the holders of the Redeemable Preferred Stock are entitled to receive, prior to and in preference to the holders of common stock and any other capital stock, an amount equal to $1,000 per share plus any accumulated but unpaid dividends. The Series A Preferred Stock and Series C Convertible Preferred Stock rank junior to shares of the Company's Series B Redeemable Preferred Stock.

Pivotpoint, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Series C Convertible Preferred Stock

     As part of the acquisition of Thru-Put, Inc., the Company authorized and issued 552,126 shares of preferred stock, all of which were designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock"). The Series C Preferred Stockholders have the following rights and privileges:


          Conversion

          Each share of Series C Preferred Stock is convertible, at the option of the holder, into two shares of common stock of the Company. Each share of the Series C Preferred Stock will automatically convert into two shares of common stock upon the closing of an initial public offering of the Company's common stock at a pre-offering valuation of at least $120,000,000, and in which the proceeds received by the Company equal or exceed $25,000,000.


          Dividends

          None.


          Voting Rights

          None.


          Liquidation Preference

          In the event of liquidation, dissolution, merger, sale or winding up of the Company, the holders of the Series C Preferred Stock are entitled to receive, prior to and in preference to the holders of common stock, an amount equal to $5.14 per share. The Series C Preferred Stock ranks junior to shares of the Company's Series B Redeemable Preferred Stock and on a par with the Company's Series A Preferred Stock.


     Deferred Payment Agreement

     During the year ended December 31, 1999, the Company entered into a Deferred Payment Agreement (the "Agreement") with the Company's Chief Executive Officer ("CEO"), whereby upon an initial public offering, a sale or disposition of all or substantially all of the Company's assets, a merger, consolidation or reorganization of the Company or upon liquidation, dissolution or winding up of the Company, the Company shall pay the CEO an amount, the Deferred Payment Amount, equal to two percent of the sum of the Liquidation Proceeds, as defined in the Agreement, and the Deferred Payment Amount, subject to employment of the CEO by the Company.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial statements give effect to the acquisition by MAPICS, Inc. ("MAPICS") of Pivotpoint, Inc. ("Pivotpoint") in a transaction accounted for as a purchase business combination.

     The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of MAPICS and Pivotpoint giving effect to the acquisition of Pivotpoint under the assumptions and adjustments described in the accompanying notes to unaudited pro forma condensed combined financial statements. We believe the accompanying unaudited pro forma condensed combined financial statements include all necessary pro forma adjustments to make them fairly stated. However, this pro forma financial information is presented for illustrative purposes only and therefore is not necessarily indicative of the operating results or financial position that might have been achieved had the acquisition of Pivotpoint occurred as of an earlier date, nor is it necessarily indicative of operating results or financial position which may be achieved in the future.

     On December 30, 1999, Pivotpoint acquired certain assets of Thru-Put Technologies, Inc. ("Thru-Put") in a transaction accounted for as a purchase business combination. The assets and liabilities of the acquired Thru-Put business are included in the unaudited condensed consolidated balance sheet of Pivotpoint as of December 31, 1999. However, the results of operations for the acquired Thru-Put business are not included in the unaudited pro forma condensed combined financial statements of operations included in this Report because the acquired Thru-Put business does not meet the significant subsidiary test set forth in Rule 1-02(w) of Regulation S-X.

                                  MAPICS, Inc.

              Unaudited Pro Forma Condensed Combined Balance Sheet

                               December 31, 1999

                                 (in thousands)

                                                                               Pro Forma                Pro Forma
                                                   MAPICS      Pivotpoint     Adjustments     Notes      Combined
                                                  --------     ----------     -----------     -----     ---------
Current assets:                                   $ 25,244       $  2,447        $(48,000)    ( a )      $ 13,684
   Cash and cash equivalents                                                       (1,900)    ( a )
                                                                                   40,000     ( b )
                                                                                   (1,371)    ( b )
                                                                                   (2,736)    ( d )
   Accounts receivable, net                         29,088          2,824            (200)    ( i )        31,712
   Prepaid expenses and other current
          assets                                     9,652            312                                   9,964
   Deferred income taxes, net                        1,342              -                                   1,342
                                                  --------     ----------     -----------               ---------
Total current assets                                65,326          5,583         (14,207)                 56,702
   Property and equipment, net                       6,296            688                                   6,984
   Computer software costs, net                     19,943              -           6,200     ( f )        18,886
                                                                                   (1,400)    ( g )
                                                                                   (5,857)    ( i )
   Other intangible assets, net                      3,647          6,915          (6,915)    ( f )        48,908
                                                                                   45,261     ( f )
   Deferred income taxes, net                        1,888              -           6,000     ( h )         7,888
   Other assets, net                                   831            128           1,371     ( b )         2,202
                                                                                     (128)    ( e )
                                                  --------     ----------     -----------               ---------
Total assets                                      $ 97,931       $ 13,314        $ 30,325                $141,570
                                                  --------     ----------     -----------               ---------

Current liabilities:
   Current portion of long-term debt              $      -       $  7,741        $  9,500     ( b )      $  9,500

                                                                                   (5,005)    ( c )
                                                                                   (2,736)    ( d )
   Accounts payable                                  5,748          1,693                                   7,441
   Accrued expenses and other current               20,403          6,496          (2,179)    ( c )        27,870
          liabilities
                                                                                       50     ( i )
                                                                                    3,100     ( j )
   Deferred revenue                                 30,018          6,936          (1,850)    ( k )        35,104
                                                  --------     ----------     -----------               ---------
Total current liabilities                           56,169         22,866             880                  79,915
   Long term-debt                                        -              -          30,500     ( b )        30,500
                                                  --------     ----------     -----------               ---------
Total liabilities                                   56,169         22,866          31,380                 110,415
                                                  --------     ----------     -----------               ---------

   Redeemable preferred stock                            -         54,093         (54,093)    ( a )             -

Shareholders' equity (deficit):
   Preferred stock                                     175              -                                     175
   Common stock                                        204             33             (33)    ( a )           204
   Additional paid-in-capital                       61,943          1,093          (1,093)    ( a )        61,943
   Retained earnings (accumulated deficit)             665        (64,771)         64,771     ( a )        (9,942)
                                                                                   (1,400)    ( g )
                                                                                   (5,857)    ( i )
                                                                                     (200)    ( i )
                                                                                      (50)    ( i )
                                                                                   (3,100)    ( j )
   Treasury stock                                  (21,225)             -                                 (21,225)
                                                  --------     ----------     -----------               ---------
Total shareholders' equity (deficit)                41,762        (63,645)         53,038                  31,155
                                                  --------     ----------     -----------               ---------
Total liabilities and shareholders' equity
    (deficit)                                     $ 97,931       $ 13,314        $ 30,325                $141,570
                                                  --------     ----------     -----------               ---------

                                  MAPICS, Inc.

         Unaudited Pro Forma Condensed Combined Statement of Operations

                      Three Months Ended December 31, 1999

                    (in thousands, except per share amounts)

                                                                               Pro Forma                Pro Forma
                                                   MAPICS      Pivotpoint     Adjustments     Notes      Combined
                                                   ------      ----------     -----------     -----     ---------
Revenue:
   License                                      $   14,480      $   1,403                               $  15,883
   Services                                         16,045          4,252                                  20,297
                                                ----------      ---------     -----------               ---------
   Total revenue                                    30,525          5,655               -                  36,180
                                                ----------      ---------     -----------               ---------

Operating expenses:
   Cost of license revenue                           3,206            277                                   3,483
   Cost of services revenue                          5,848          2,921                                   8,769
   Selling and marketing                            10,873          1,665                                  12,538
   Product development                               4,212            832                                   5,044
   General and administrative                        2,450            602                                   3,052
   Amortization of intangible assets                   129             30     $       (30)    ( l )         2,605
                                                                                    2,476     ( l )
                                                ----------     ----------     -----------               ---------
   Total operating expenses                         26,718          6,327           2,446                  35,491
                                                ----------      ---------     -----------               ---------
Income (loss) from operations                        3,807          (672)          (2,446)                    689
Other:
   Interest income                                     306             35                                     341
   Interest expense                                    (12)          (918)            918     ( m )          (971)
                                                                                     (854)    ( m )
                                                                                     (105)    ( n )
                                                ----------      ---------     -----------               ---------
Income (loss) before income tax expense              4,101         (1,555)         (2,487)                     59
Income tax expense                                   1,579              -            (603)    ( o )           976
                                                ----------      ---------     -----------               ---------
Net income (loss)                               $    2,522      $  (1,555)    $    (1,884)              $    (917)
                                                ----------      ---------     -----------               ---------
Net income (loss) per common
   share (basic)                                $     0.14                                              $   (0.05)
                                                ==========                                              =========

Weighted average number of common
   shares outstanding (basic)                       17,602                                    ( p )        17,602
                                                ==========                                              =========

Net income (loss) per common
   share (diluted)                              $     0.13                                              $   (0.05)
                                                ==========                                              =========

Weighted average number of common and
      common equivalent shares outstanding
     (diluted)                                      19,781                         (2,179)    ( p )        17,602
                                                ==========                    ===========               =========

                                  MAPICS, Inc.

         Unaudited Pro Forma Condensed Combined Statement of Operations

                         Year Ended September 30, 1999

                    (in thousands, except per share amounts)

                                                                               Pro Forma                Pro Forma
                                                   MAPICS      Pivotpoint     Adjustments     Notes      Combined
                                                 ---------     ----------     -----------     -----     ---------
Revenue:
   License                                      $   71,195     $    6,823                               $  78,018
   Services                                         63,523         17,475                                  80,998
                                                ----------     ----------     -----------               ---------
   Total revenue                                   134,718         24,298               -                 159,016
                                                ----------     ----------     -----------               ---------

Operating expenses:
   Cost of license revenue                          13,173          1,097                                  14,270
   Cost of services revenue                         19,012          9,363                                  28,375
   Selling and marketing                            51,601          4,622                                  56,223
   Product development                              18,083          2,847                                  20,930
   General and administrative                       12,673          1,532                                  14,205
   Amortization of intangible assets                   516              -     $     9,904     ( l )        10,420
                                                ----------     ----------     -----------               ---------
   Total operating expenses                        115,058         19,461           9,904                 144,423
                                                ----------     ----------     -----------               ---------
Income from operations                              19,660          4,837          (9,904)                 14,593

Other:
   Interest income                                   1,887            203                                   2,090
   Interest expense                                    (86)        (4,518)          4,518     ( m )        (4,297)
                                                                                   (3,793)    ( m )
                                                                                     (418)    ( n )
                                                ----------     ----------     -----------               ---------
Income before income tax expense                    21,461            522          (9,597)                 12,386
Income tax expense                                   8,262              -             320     ( o )         8,582
                                                ----------     ----------     -----------               ---------
Net income                                      $   13,199     $      522     $    (9,917)              $   3,804
                                                ----------     ----------     -----------               ---------
Net income per common share (basic)             $     0.70                                              $    0.20
                                                ==========                                              =========

Weighted average number of common
    shares outstanding (basic)                      18,943                                    ( p )        18,943
                                                ==========                                              =========

Net income per common share (diluted)           $     0.62                                              $    0.18
                                                ==========                                              =========

Weighted average number of common and
    common equivalent shares outstanding
    (diluted)                                       21,444                                    ( p )        21,444
                                                ==========                                              =========

                                  MAPICS, Inc.


      Notes to Unaudited Pro Forma Condensed Combined Financial Statements

               (in thousands, except share and per share amounts)

1.   Basis of Presentation

          We derived the MAPICS condensed financial information included in these unaudited condensed combined pro forma financial statements from our December 31, 1999 unaudited condensed consolidated financial statements and our September 30, 1999 audited consolidated financial statements, neither of which are included in this Report. We derived the Pivotpoint condensed financial information included in these unaudited pro forma financial statements from its historical financial statements, which are based on a fiscal year ending December 31. Accordingly, the results of operations for Pivotpoint included in the unaudited pro forma condensed combined statements of operations for the three months ended December 31, 1999 and the year ended September 30, 1999 were derived from its unaudited consolidated statement of operations for the year ended December 31, 1999 and its audited consolidated statement of operations for the year ended December 31, 1998, both of which are included in this Report.


          The unaudited pro forma condensed combined statements of operations of MAPICS for the three months ended December 31, 1999 and the year ended September 30, 1999 reflect the reclassification of historical intangible asset amortization, including amortization of goodwill, from cost of licenses in the amounts of $129 and $516, respectively. The condensed financial information of Pivotpoint reflects certain reclassifications of its historical financial data to conform to the presentation of our historical financial data.

          You should read the historical financial statements of MAPICS and Pivotpoint in conjunction with the accompanying unaudited pro forma condensed combined financial information.

2.   Pro Forma Adjustments

     (a) To record the acquisition of Pivotpoint, including the elimination of Pivotpoint's historical redeemable preferred stock and shareholders' equity (deficit) accounts. The total purchase price was determined as follows:

               Consideration paid in cash                    $   48,000
               Direct transaction costs                           1,900
                                                             ----------
                    Total purchase price                     $   49,900
                                                             ==========

           Direct transaction costs include fees paid for professional services performed in connection with the acquisition of Pivotpoint.

     (b) To record the proceeds from borrowings under a new bank credit facility with a syndicate of banks. On January 12, 2000, we borrowed $40,000 under the term loan portion of our new bank credit facility to finance a portion of the total purchase price. This new borrowing arrangement consists of a $40,000 term loan and a $20,000 revolving credit facility. In connection with establishing this new bank credit facility, we incurred debt issue costs of $1,371. These debt issue costs, included in other assets, will be amortized over the terms of the related loans. We have not borrowed any amount under the revolving loan portion of the bank credit facility.

           The term loan arrangement requires us to make eleven quarterly installment payments in varying amounts of principal. At inception of the term loan arrangement, $9,500 was payable within the following 12 months and is reported as current portion of long-term debt.

     (c) To record the repayment of certain of Pivotpoint's obligations. Pivotpoint used a portion of the proceeds from the sale of its business to repay certain obligations prior to making any distribution of the proceeds to its shareholders. Pivotpoint was required under the terms of the Agreement and Plan of Merger to repay these outstanding obligations prior to consummation of the acquisition.

     (d) To record the repayment of assumed debt. We assumed Pivotpoint's $2,720 note payable to a bank together with accrued interest of $16. We repaid the debt and interest concurrent with the consummation of the acquisition.

     (e) To record the write-off of Pivotpoint's historical debt issue costs associated with the repayment of debt as described in notes (c) and
           (d) above.

     (f) To record the excess of the total purchase price and liabilities assumed over the tangible assets acquired, including elimination of Pivotpoint's historical intangible assets.

           We first allocated the total purchase price to the tangible assets acquired and the liabilities assumed based on their estimated fair market value. The excess of the total purchase price and liabilities assumed over the fair market value of the tangible assets acquired was allocated to the identifiable intangible assets, including in-process research and development, based on their independently appraised fair market values. The remainder of the purchase price was allocated to goodwill. As of the date of this Report, the independent appraisal was not final. Accordingly, the allocation of the purchase price as reflected in the condensed combined pro-forma financial statements is based on a preliminary assessment of the intangible assets acquired and may be subject to change. However, we believe the preliminary assessment is a reasonable representation of the final allocation.

           The allocation of the total purchase price and the estimated fair values of the assets acquired and the liabilities assumed are presented as follows:

                    Cash and cash equivalents                                     $    2,447
                    Accounts receivable, net                                           2,824
                    Prepaid expenses and other current assets                            312
                    Property and equipment, net                                          688
                    Acquired technology                                   (1)          4,800
                    In-process research and development                   (1)          1,400
                    Customer base                                         (2)          1,900
                    Assembled workforce                                   (2)            400
                    Goodwill                                              (2)         42,961
                    Deferred income taxes, net                                         6,000
                    Current portion of long term debt                                 (2,736)
                    Accounts payable                                                  (1,693)
                    Accrued expenses and other current
                        liabilities                                                   (4,317)
                    Deferred revenue                                                  (5,086)
                                                                                  ----------
                             Total purchase price                                 $   49,900
                                                                                  ==========

               (1) Included in computer software costs. We wrote-off in-process research and development costs immediately after consummating the acquisition. See note (g) below.
               (2)  Included in other intangible assets.

           The purchase price allocation presented in these unaudited pro forma condensed combined financial statements is based on the historical balance sheet of Pivotpoint as of December 31, 1999. The actual purchase price allocation as of January 12, 2000, the date of the acquisition, differs as a result of changes in the financial position of Pivotpoint from December 31, 1999 to January 12, 2000.

     (g) To reflect the immediate write-off of research and development projects that were in-process at the date of acquisition as required by Statement of Financial Accounting Standards No. 2, Accounting for Research and Development Costs, and Financial Accounting Standards Board Interpretation No. 4, Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method. We allocated $1,400 to in-process research and development based on a preliminary independent appraisal of its fair market value at the date of acquisition. This amount, which may be adjusted in the final appraisal, was written-off in our fiscal quarter ending March 31, 2000.

     (h) To record estimated deferred income tax assets of $6,000 associated primarily with available net operating losses and income tax credits of Pivotpoint.

     (i) To record restructuring charges associated with the acquisition of Pivotpoint. We wrote-off capitalized software costs of $5,857 related to development projects that were discontinued upon consummation of the acquisition. In addition, we established an allowance of $200 for accounts receivable which may become uncollectible and we accrued an estimate of $50 for additional future services owed to certain customers.

     (j) To establish reserves of $3,100 for certain potential contractual liabilities under third party technology arrangements that we terminated upon consummation of the acquisition.

     (k) To write-down deferred revenue to the estimated cost of the underlying obligations assumed in the transaction. Under certain conditions, purchase accounting rules require partial or complete elimination of profits included in acquired deferred revenue.

     (l) To remove the historical goodwill amortization of Pivotpoint and to record the amortization of intangible assets and goodwill acquired in the acquisition of Pivotpoint. The intangible assets and goodwill are being amortized over periods between ranging from five to seven years.

     (m) To remove the historical interest expense of Pivotpoint, to record interest expense on the $40,000 term loan and to record commitment fees on the unused portion of our revolving credit facility. The term loan requires us to make quarterly payments of interest based on the lender's base rate or LIBOR plus a predetermined margin. While amounts are outstanding under the term loan portion of the bank credit facility, we are required to hedge a portion of our interest rate risk by entering into an interest rate protection arrangement. Although we may be required or we may at our discretion, under certain circumstances, prepay all or a portion of the term loan, we calculated pro forma interest expense based on the initial scheduled principal repayments. Furthermore, although our actual rate of interest on the term loan may vary, we calculated pro forma interest expense based on an assumed annual interest rate of 9.75%.

           In addition, we must pay a quarterly commitment fee for the unused portion of the revolving credit facility. For the purpose of these unaudited pro forma condensed combined financial statements, we calculated the pro forma commitment fee under the assumption that no amount was borrowed under the revolving credit facility for the periods presented.

     (n) To record the amortization of debt issue costs. The portion of the debt issue costs related to the term loan and revolving credit facility will be amortized on a straight-line basis from the date of inception through December 31, 2002 and January 12, 2004, the respective dates of maturity.

     (o) To record the effect of the pro forma adjustments on income taxes. A majority of the amortization expense related to acquired intangible assets and goodwill is not deductible for income tax purposes.

     (p) In connection with the acquisition, we issued 631 stock options to employees of Pivotpoint. The stock options were issued with grant prices equal to the fair market value of our stock on the date of grant and a graduated vesting period over four years. The weighted average per share exercise price for these newly issued options was $13.22. These options are considered common stock equivalents and may have a dilutive effect on our earnings per share for reporting periods after the acquisition. However, the pro forma condensed combined statements of operations do not reflect any increase to the reported weighted average shares outstanding for these stock options because they would not have been dilutive for the periods presented.

           Additionally, we assumed no conversion or exercise of common stock equivalents in the computation of pro forma dilutive earnings per share for the three months ended December 31, 1999 because such conversion or exercise would have an antidilutive effect on earnings per share. Accordingly, we reduced the weighted average number of common and common equivalent shares outstanding by 2,179 equivalent shares.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              MAPICS, Inc.


Date:  March 27, 2000                         By:  /s/ William J. Gilmour
                                                 ----------------------------

                                                   William J. Gilmour
                                                   Chief Financial Officer

                               INDEX OF EXHIBITS

Exhibit        Description
-------        -----------

2.1 Agreement and Plan of Merger dated as of December 15, 1999, by and among MAPICS, Inc., MAPICS Merger Corp., and Pivotpoint, Inc. (incorporated herein by reference to Exhibit 2.2 to MAPICS, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 1999).

2.2 List of omitted schedules and exhibits to the Agreement and Plan of Merger filed as Exhibit 2.1 into this Report. We agree to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.